Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-69951, 333-90635 and 333-39460), and in the Registration Statements on Form S-3 (Nos. 333-87749 and 333-32342), of Answerthink, Inc. of our report dated March 14, 2005, except for the effect of the restatement described in Note 1, which is as of February 15, 2007, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Miami, Florida

February 15, 2007